Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS: Martin S. Hughes
Redwood Trust, Inc.	(415) 389-7373
Wednesday, May 27, 2009
Mike McMahon
(415) 384-3805

Redwood Trust Announces Pricing of Common Stock Offering

Mill Valley, CA – May 27, 2009 - Redwood Trust, Inc. (NYSE: RWT) today announced the pricing of a public offering of 15,000,000 shares of its common stock at a public offering price per share of $14.50.  Redwood Trust has granted the underwriters a 30-day overallotment option to purchase up to 2,240,000 additional shares of common stock. Redwood Trust will receive estimated net proceeds from the offering  of $207 million, or $238 million if the underwriters choose to exercise the overallotment option. The offering is expected to close on June 2, 2009.

Net proceeds from the offering will be used to acquire residential and commercial real estate loans and mortgage-backed securities and may also be used to co-invest with third party investors in investment funds which Redwood Trust may sponsor and for other general corporate purposes. The offering is being conducted as a public offering registered under the Securities Act of 1933.

The sole bookrunning manager for the offering is J.P. Morgan Securities Inc.

A copy of the prospectus supplement and prospectus relating to these securities may be obtained by contacting J.P. Morgan Securities Inc., Attn: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 1-718-242-8002.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements related to the closing date of the offering and the expected use of the net proceeds. Forward-looking statements involve numerous risks and uncertainties. Redwood’s actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Redwood’s Prospectus Supplement dated May 27, 2009, the accompanying Prospectus dated November 23, 2007, and the documents incorporated in the Prospectus Supplement and the Prospectus by reference. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Important factors, among others, that may affect our actual results include: changes in interest rates; changes in mortgage prepayment rates; the timing of credit losses within our portfolio; our exposure to adjustable-rate and negative amortization mortgage loans; the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers, and the success of government actions aimed at stabilizing them; the concentration of the credit risks we are exposed to; the ability of counterparties to satisfy their obligations to us; legislative and regulatory actions affecting the mortgage industry or our business; the availability of high quality assets for purchase at attractive prices; declines in home prices and commercial real estate prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; the effect of changes in accounting principles, conventions and interpretations on our future reported financial results; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; our ability to generate the amount of cash flows we expect from our investment portfolio;  changes in our investment, financing, and hedging strategies and the new risks that those changes may expose us to; changes in the competitive landscape within our industry, including changes that may affect our ability to retain or attract personnel; our failure to manage various operational risks associated with our business; our failure to maintain appropriate internal controls over financial reporting; our failure to properly administer and manage our securitization entities; risks we may be exposed to if we expand our business activities, such as risks relating to significantly increasing our direct holdings of loans; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; our ability to successfully deploy the proceeds from this proposed offering and  raise additional capital to fund our investing activity; and other factors not presently identified.